Exhibit 99.1

FOR IMMEDIATE RELEASE

Verity Investor Contact:	Verity Media Contact:

Anne Marie McCauley	Derek van Bronkhorst
Verity, Inc.	Verity, Inc.
408-541-1500	408-542-2217
amccauley@verity.com	derekvb@verity.com

Verity’s Fourth-Quarter Fiscal 2004 Results Exceed Management’s

Expectations

Fourth Quarter Revenues Increase 31% Year over Year;

Fiscal Year 2004 Revenues Increase 22% Year over Year

Financial Highlights:

•	Q4 Revenues: $38.3 million

•	Q4 Operating Income as a % of Total Revenues: 10% GAAP; 23% Non-GAAP

•	Q4 Earnings Per Share: $0.04 GAAP; $0.15 Non-GAAP

•	FY 2004 Revenues: $124.3 million

•	FY 2004 Operating Income as a % of Total Revenues: 14% GAAP; 20% Non-GAAP

•	FY 2004 Earnings Per Share: $0.29 GAAP; $0.44 Non-GAAP

Strategic Highlights:

•	Cardiff Software Acquisition Completed

•	NativeMinds Strategic Asset Purchase Completed

•	Mark Seamans and Prabhakar Raghavan Named to Technology Management Posts

•	Verity K2 Enterprise version 5.5 Launched

•	New Verity Response Integrated with Verity K2 Enterprise and Ultraseek Products

•	Chosen to Play Vital Role in New Homeland Security Information Network

•	Gartner Positioned Verity as a “Leader” in 2004 Enterprise Search “Magic Quadrant”

•	Named to “Silicon Valley 150” for Third Consecutive Year

•	Selected One of KMWorld’s ‘100 Companies that Matter’ for Fourth Time

SUNNYVALE, Calif. - June 24, 2004 - Verity, Inc. (NASDAQ: VRTY), a leading provider of enterprise software that enables organizations to maximize the return on their intellectual capital investment, today reported its financial results for the fourth quarter and fiscal year ended May 31, 2004.

Revenues for the fourth quarter of 2004 were $38.3 million, an increase of 31 percent compared to $29.2 million reported in the fourth quarter of 2003 and an increase of 25 percent compared to $30.5 million reported in the third quarter of 2004. Revenues for fiscal year 2004 were $124.3 million, an increase of 22 percent compared to $102.0 million for fiscal year 2003.

GAAP results:

For the fourth quarter, operating income was $3.6 million or 10 percent of total revenue compared to operating income of $5.0 million or 17 percent of total revenue for the fourth quarter of 2003. For the fiscal year 2004, operating income was $17.1 million or 14 percent of total revenue compared to $11.6 million or 11 percent of total revenue for fiscal year 2003. For the fourth quarter, net income was $1.4 million, or $0.04 per fully diluted share compared to net income of $4.2 million, or $0.11 per fully diluted share for the fourth quarter of 2003. For the fiscal year 2004, net income was $11.6 million, or $0.29 per fully diluted share compared to net income of $11.6 million, or $0.31 per fully diluted share for fiscal year 2003.

Non-GAAP results:

For the fourth quarter, non-GAAP operating income was $8.9 million or 23 percent of total revenue compared to non-GAAP operating income of $5.7 million or 19 percent of total revenue for the fourth quarter of 2003. For the fiscal year 2004, non-GAAP operating income was $25.3 million or 20 percent of total revenue compared to non-GAAP operating income of $15.0 million or 15 percent of total revenue for fiscal year 2003.

For the fourth quarter, non-GAAP net income was $5.7 million, or $0.15 per fully diluted share compared to non-GAAP net income of $4.6 million, or $0.12 per fully diluted share for the fourth quarter of 2003. For the fiscal year 2004, non-GAAP net income was $17.7 million, or $0.44 per fully diluted share compared to non-GAAP net income of $13.8 million, or $0.37 per fully diluted share for fiscal year 2003. Pro-forma results and related reconciliation, as set forth in the financial statements at the end of this release, exclude the amortization of acquired intangible assets, the write-off of acquired in-process R&D and restructuring charges. See “Use of GAAP and Non-GAAP Results” below.

“Verity’s impressive fourth quarter results cap a successful year of financial growth and business expansion,” said Anthony J. Bettencourt, president and chief executive officer. “This quarter, we exceeded our financial expectations, strengthened our team and extended our markets and offerings, both organically and through our strategic acquisitions of Cardiff and assets of NativeMinds. With strong performance, both acquisitions were accretive in the fourth quarter, one full quarter ahead of schedule. We are excited about our building momentum and will invest in our business for continued growth in fiscal year 2005.”

At the end of the fourth quarter on May 31, Verity’s strong balance sheet included cash and cash equivalents, short-term investments, and long-term investments totaling $201.7 million. Days sales outstanding for the quarter were 75 days, at the low end of the company’s target range of 75 to 80 days.

During the fourth quarter, Verity repurchased approximately 2.5 million shares of its common stock at an average price of $13.18 per share, for a total investment of approximately $33 million. During the fiscal year 2004, Verity repurchased approximately 3.7 million shares of its common stock at an average price of $13.53 per share, for a total investment of approximately $50 million, as approved by the Verity board of directors for fiscal 2004.

Strategic Acquisitions

During the fourth quarter, Verity completed the acquisition of Cardiff Software. Net cash paid during the quarter was $45.5 million for the transaction. Verity also completed the NativeMinds strategic asset purchase for $3.8 million during the quarter. Net cash paid during the quarter was $3.2 million with approximately $0.6 million to be paid in subsequent quarters. During the first partial quarter of operations both acquisitions were accretive, one full quarter ahead of management’s expectations.

Customer Activity

During the fourth quarter, Verity recorded a record number of customer sales transactions with a wide range of leading companies in the consumer products, defense, financial services, government, healthcare, high-technology, manufacturing, professional services, publishing and media, and telecommunications industries. Customer wins included Federal Reserve Board, FedEx, Freshfields, Kaiser Permanente, McGraw Hill, Overture, Qualcomm, Raytheon, Siemens and Unocal. The company also extended its position in the OEM market for enterprise search, categorization and recommendation as well as importing, filtering and viewing software technology through new or extended agreements with existing customers, including EMC Legato and Macromedia.

Business Outlook

The following financial outlook is provided based on information as of June 24, 2004. The earnings guidance includes the expense impact of approximately $0.04 per share on an annual basis for both the required spending related to Sarbanes-Oxley compliance and a reduction in other income, primarily interest income, as a result of lower interest rates.

Management initiates the following guidance for the first fiscal quarter ending August 31, 2004:

•	Total revenues are expected to be in the range of $33 million to $35 million

•	GAAP earnings per fully diluted share are expected to be in the range of $0.01 to $ 0.04

•	Non-GAAP earnings per fully diluted share are expected to be in the range of $0.04 to $0.07

•	Per-share calculations are based on projections of 38.4 million fully diluted shares outstanding

First quarter non-GAAP guidance is adjusted from GAAP guidance by excluding amortization of acquired intangible assets of approximately $1.7 million and anticipated restructuring charges associated with the consolidation of our San Diego facility of approximately $450,000 which, after adjusting for the tax effects of these exclusions using an effective tax rate of 40 percent, results in $0.03 per share based on the projected fully diluted shares outstanding.

Management initiates the following guidance for the full fiscal year ending May 31, 2005:

•	Total revenues are expected to be in the range of $153 million to $157 million

•	GAAP earnings per fully diluted share are expected to be in the range of $0.33 to $ 0.39

•	Non-GAAP earnings per fully diluted share are expected to be in the range of $0.44 to $0.50

•	Per-share calculations are based on projections of 38.2 million fully diluted shares outstanding

Fiscal 2005 non-GAAP guidance is adjusted from GAAP guidance by excluding amortization of acquired intangible assets of approximately $6.7 million and anticipated restructuring charges associated with the consolidation of our San Diego facility of approximately $450,000 in the first quarter of fiscal 2005 which, after adjusting for the tax effects of these exclusions using an effective tax rate of 40 percent, results in $0.11 per share based on the projected fully diluted shares outstanding.

“Given the recent strength of our business, we are focused on revenue growth in both the quarter and the year while remaining committed to on-going profitability,” said Steven R. Springsteel, senior vice president and chief financial officer.

Use of GAAP and Non-GAAP Results

Although GAAP disclosure provides investors and management with an overall view of Verity’s financial performance, Verity believes that it is important for investors to also understand the performance of its ongoing operational business. Consequently, the non-GAAP results exclude charges not reflective of Verity’s ongoing operational business, namely, charges for the amortization of acquired intangible assets, the write-off of acquired in-process research and development, and restructuring, as set forth in the financial statements at the end of this news release. Management uses the non-GAAP results to assess the financial performance of Verity’s ongoing operational business.

Management Conference Call

All investors are cordially invited to join Verity’s quarterly conference call on Thursday, June 24, 2004, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Key members of the management team will review fourth quarter and 2004 results and discuss the current business outlook.

Interested investors should dial the numbers listed below five (5) minutes prior to the scheduled start time and ask for the Verity Quarterly Earnings Conference Call. Alternatively, investors may access the webcast of the call at the corporate Web site.

Dial-in Numbers:	United States & Canada: 1-888-428-4473
International: 612-332-1210
Webcast Link:	http://www.verity.com/webcast

A replay of the call will be available through August 2004 at 1-800-475-6701 (United States and Canada) or 320-365-3844 (International) using access code 733936, as well as on the Verity Web site at http://www.verity.com/webcast until the next earnings call.

About Verity

Headquartered in Sunnyvale, California, Verity provides software that enables organizations to maximize the return on their intellectual capital investment. The company’s intellectual capital management (ICM) solutions provide integrated search, classification, recommendation, monitoring and analytics across the real-time flow of enterprise information, along with question and answer interfaces for effective online self-service. Other Verity ICM solutions capture content and drive automated business processes. Verity technology also serves as a core component of more than 260 applications from leading independent software vendors.

Verity software solutions are used by more than 11,500 customers in the private and public sectors. Customers include American Express, AT&T, Bristol-Myers Squibb, Cap Gemini Ernst & Young, Cardinal Health, Cisco Systems, EMC Documentum, Dow Jones, Financial Times, Hewlett-Packard, Home Depot, Lotus (IBM), Kaiser Permanente, META Group, SAP, Siemens, the State of California, Stellent, Sybase, the U.S. Departments of Energy and Justice and the U.S. Army.

To access Verity’s investor relations Web site, visit http://investor.verity.com.

Forward-Looking Statements

The statements in this news release regarding Verity’s expectations of investing in its business for continued growth in fiscal year 2005, as well as under the heading “Business Outlook,” are forward-looking statements. These forward-looking statements are expectations and beliefs based on assumptions that may or may not prove to be accurate, and actual financial results could differ materially as a result of many factors. These include: completion of the integration of Cardiff Software’s operations and NativeMinds’ strategic assets may not be successful or consistent with Verity’s expectations; future demand for Verity’s products may not be as strong as Verity predicts; many of Verity’s product orders are large, and a delay in closing a large sale during any quarter could materially reduce Verity’s revenues for that period; transactions accounting for a disproportionate percentage of Verity’s quarterly revenues are frequently closed in the last few weeks or days of a quarter and, accordingly, even a slight delay in the closing of some of these transactions could materially reduce Verity’s revenues for that period; Verity incurs expenses based upon anticipated revenues and, consequently, if the revenues are less than anticipated, Verity will have lower gross margins and operating results; if competitors develop new products that compete favorably against Verity’s products, sales of Verity’s products will be less than projected; a portion of Verity’s sales are in the international market, which exposes Verity to currency fluctuation and other risks; and the effect of any of the foregoing factors may cause Verity to change its business plan. These and other risks relating to Verity and its business and products are set forth under the caption, “Risks Relating to Our Operations,” in Item 2 of Verity’s latest Form 10-Q, filed with the Securities and Exchange Commission on April 12, 2004.

# # #

Verity and the Verity logo are registered trademarks or trademarks of Verity, Inc.

All other trademarks are the property of their respective owners.

World Wide Web site http://www.verity.com

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

MOST RECENT QUARTER

	Quarter Ended May 31, 2004			Quarter Ended May 31, 2003
	(audited)			(audited)
	GAAP	adj	non-GAAP	GAAP	adj	non-GAAP
Revenues:
Software products	$23,800		$23,800	$16,552		$16,552
Service and other	14,468		14,468	12,653		12,653

Total revenues	38,268		38,268	29,205		29,205

Costs of revenues:
Software products	1,135		1,135	272		272
Service and other	4,531		4,531	3,421		3,421
Amortization of acquired intangible assets	1,521	(1,521)	—	645	(645)	—

Total costs of revenues	7,187		5,666	4,338		3,693

Gross profit	31,081		32,602	24,867		25,512

Operating expenses:
Research and development	5,630		5,630	5,209		5,209
Marketing and sales	14,078		14,078	11,516		11,516
General and administrative	4,006		4,006	3,126		3,126
Write-off of acquired in-process research and development	3,472	(3,472)	—	—		—
Restructuring	254	(254)	—	—

Total operating expenses	27,440		23,714	19,851		19,851

Income from operations	3,641		8,888	5,016		5,661
Other income, net	599		599	1,819		1,819

Net income before income tax provision	4,240		9,487	6,835		7,480
Income tax provision	2,845	950	3,795	2,596	245	2,841

Net income	$1,395		$5,692	$4,239		$4,639

Net income per share - basic	$0.04		$0.15	$0.12		$0.13

Net income per share - diluted	$0.04		$0.15	$0.11		$0.12

Number of shares used in per share calculation - basic	37,476		37,476	36,665		36,665

Number of shares used in per share calculation - diluted	39,097		39,097	40,086		40,086

Quarter ended May 31, 2003 results include the reclassification of costs of software products, costs of service and other, research and development, marketing and sales, and general and administrative expenses to conform to Verity’s current practice of allocating Management Information Systems operations expenses. Prior to Fiscal Year 2004 these expenses were included in research and development.

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

FULL YEAR

	Twelve Months Ended May 31, 2004			Twelve Months Ended May 31, 2003
	(audited)			(audited)
	GAAP	adj	non-GAAP	GAAP	adj	non-GAAP
Revenues:
Software products	$71,999		$71,999	$57,529		$57,529
Service and other	52,311		52,311	44,421		44,421

Total revenues	124,310		124,310	101,950		101,950

Costs of revenues:
Software products	2,270		2,270	1,210		1,210
Service and other	14,467		14,467	12,509		12,509
Amortization of acquired intangible assets	3,456	(3,456)	—	1,290	(1,290)	—

Total costs of revenues	20,193		16,737	15,009		13,719

Gross profit	104,117		107,573	86,941		88,231

Operating expenses:
Research and development	20,211		20,211	20,144		20,144
Marketing and sales	50,006		50,006	42,310		42,310
General and administrative	12,057		12,057	10,736		10,736
Write-off of acquired in-process research
and development	3,472	(3,472)	—	1,200	(1,200)	—
Restructuring	1,226	(1,226)	—	993	(993)	—

Total operating expenses	86,972		82,274	75,383		73,190

Income from operations	17,145		25,299	11,558		15,041
Other income, net	4,119		4,119	7,217		7,217

Net income before income tax provision	21,264		29,418	18,775		22,258
Income tax provision	9,655	2,112	11,767	7,134	1,323	8,457

Net income	$11,609		$17,651	$11,641		$13,801

Net income per share - basic	$0.31		$0.47	$0.33		$0.39

Net income per share - diluted	$0.29		$0.44	$0.31		$0.37

Number of shares used in per share calculation - basic	37,625		37,625	35,410		35,410

Number of shares used in per share calculation - diluted	39,701		39,701	37,595		37,595

Twelve months ended May 31, 2003 results include the reclassification of costs of software products, costs of service and other, research and development, marketing and sales, and general and administrative expenses to conform to Verity’s current practice of allocating Management Information Systems operations expenses. Prior to Fiscal Year 2004 these expenses were included in research and development.

VERITY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	May 31, 2004	May 31, 2003
	(audited)	(audited)
ASSETS
Current Assets:
Cash and cash equivalents	$92,245	$85,672
Short-term investments	25,256	52,993
Trade accounts receivable, less allowance for doubtful accounts of $2,048 and $1,573	31,807	22,597
Deferred tax assets	5,663	3,916
Prepaid and other current assets	4,636	4,719

Total current assets	159,607	169,897

Property and equipment	4,272	5,168
Long-term investments	84,248	112,079
Deferred tax assets	18,051	18,176
Goodwill	55,824	27,215
Intangible and other assets	25,427	—

Total assets	$347,429	$332,535

LIABILITIES
Current Liabilities:
Accounts payable	$6,284	$5,541
Accrued compensation	10,086	8,518
Other accrued liabilities	8,894	4,950
Deferred revenue	21,421	18,874
Total current liabilities	46,685	37,883

Long-term Liabilities:
Deferred Tax Liability	3,348	—
Deferred Purchase Payments	570	3,021

Total Liabilities	50,603	40,904

STOCKHOLDERS’ EQUITY

Common stock	38	38
Additional paid-in capital	259,157	264,645
Other comprehensive income	2,248	3,174
Retained earnings	35,383	23,774

Total stockholders’ equity	296,826	291,631

Total liabilities and stockholders’ equity	$347,429	$332,535

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

MOST RECENT VS. PRIOR QUARTER

	Quarter Ended May 31, 2004			Quarter Ended February 29, 2004
	(unaudited)			(unaudited)
	GAAP	adj	non-GAAP	GAAP	adj	non-GAAP
Total revenues	$38,268		$38,268	$30,541		$30,541

Costs of revenues:
Software products	1,135		1,135	368		368
Service and other	4,531		4,531	3,260		3,260
Amortization of acquired intangible assets	1,521	(1,521)	—	645	(645)	—

Total costs of revenues	7,187		5,666	4,273		3,628

Gross profit	31,081		32,602	26,268		26,913

Total operating expenses	27,440	(3,726)	23,714	18,906		18,906

Income from operations	3,641		8,888	7,362		8,007

Net income before income tax provision	4,240		9,487	7,926		8,571

Income tax provision	2,845	950	3,795	3,170	258	3,428

Net income	$1,395		$5,692	$4,756		$5,143

Net income per share - basic	$0.04		$0.15	$0.13		$0.14

Net income per share - diluted	$0.04		$0.15	$0.12		$0.13

Number of shares used in per share calculation - basic	37,476		37,476	37,942		37,942

Number of shares used in per share calculation - diluted	39,097		39,097	40,568		40,568